Exhibit 99.1

DigitalBridge Prices $300 Million New Securitized Financing Facility

BOCA RATON, Fla. (June 30, 2021) – DigitalBridge Group, Inc. (NYSE: DBRG) (the “Company”) today announced two of its subsidiaries, DigitalBridge Issuer, LLC and DigitalBridge Co-Issuer, LLC (together, the “Co-Issuers”) have priced an offering of $300 million aggregate principal amount of Series 2021-1 3.95% Secured Fund Fee Revenue Notes, Class A-2 (the “Class A-2 Notes”). Interest payments on the Class A-2 Notes are payable on a quarterly basis. The anticipated repayment date of the Class A-2 Notes is September 2026. The Class A-2 Notes are expected to be issued by the Co-Issuers in a privately placed securitization transaction.
The proceeds from the sale of the Class A-2 Notes, net of the payment of certain offering expenses and the deposits into certain reserve accounts, will be used for general corporate purposes.
Additionally, and concurrent with the issuance of the Class A-2 Notes, the Co-Issuers expect to issue Series 2021-1 Secured Fund Fee Revenue Variable Funding Notes, Class A-1 Notes (the “VFN Notes” and, together with the Class A-2 Notes, the “Series 2021-1 Notes”), which will allow the Co-Issuers to borrow up to $150 million on a revolving basis. The Co-Issuers may increase the principal amount of the VFN Notes to $200 million upon the satisfaction of certain conditions over the course of the twelve months following the closing of the sale of the Series 2021-1 Notes.
The closing of the sale of the Series 2021-1 Notes is expected to occur on July 9, 2021, subject to satisfaction of various closing conditions. There can be no assurance regarding the timing of the closing or that the sale of the Series 2021-1 Notes will be completed.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the Series 2021-1 Notes or any other security, nor will there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. The Series 2021-1 Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
About DigitalBridge
DigitalBridge (NYSE: DBRG) is a leading global digital infrastructure REIT. With a heritage of over 25 years investing in and operating businesses across the digital ecosystem including towers, data centers, fiber, small cells, and edge infrastructure, the DigitalBridge team manages a $32 billion portfolio of digital infrastructure assets on behalf of its limited partners and shareholders. DigitalBridge, structured as a REIT, is headquartered in Boca Raton with key offices in Los Angeles, New York, London and Singapore.
Cautionary Statement regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, whether the Co-Issuers will consummate the sale of the Series 2021-1 Notes and expected use of proceeds from the sale of the Class A-2 Notes, whether the issuance size of the VFN Notes will increase and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and its other reports filed from time to time with the U.S. Securities and Exchange Commission. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Company is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.
Contacts:
Investors:
Severin White
Managing Director, Head of Public Investor Relations
(212) 547-2777
severin.white@digitalbridge.com

Media: Joele Frank, Wilkinson Brimmer Katcher
Julie Hamilton / Jon Keehner
dbrg-jf@joelefrank.com
(212) 355-4449